CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of our report dated September 25, 2024 relating to the audit of the consolidated financial statements of Water on Demand, Inc. for the period ending December 31, 2023 and 2022 and the periods ended June 30, 2024 and 2023 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC
The Woodlands, Texas

September 25, 2024